Earnings Conference Call – Second Quarter 2016 July 27, 2016 John Wiehoff, Chairman & CEO Andrew Clarke, CFO Tim Gagnon, Director, Investor Relations Exhibit 99.2

Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation and the accompanying earnings release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; competition and growth rates within the third party logistics industry; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the potential impacts of changes in government regulations; risks associated with the produce industry, including food safety and contamination issues; fuel prices and availability; changes to our share repurchase activity; the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Results Q2 2016 Three months ended June 30 in thousands, except per share amounts Net revenue growth per business day slowed throughout the second quarter April +9%, May +0%, June -3% CHRW network performed well adapting to the market conditions Volume growth in nearly all services Net income growth exceeds net revenue growth Continued strategy to invest in talent, technology and the global network 2016 2015 % Change Total revenues $3,299,741 $3,545,088 -6.9% Total net revenues $594,215 $584,018 1.7% Income from operations $233,747 $229,095 2.0% Net income $143,090 $137,208 4.3% Earnings per share (diluted) $1.00 $0.94 6.4% Weighted average shares outstanding (diluted) 143,216 145,679 -1.7% Average headcount 13,522 12,850 5.2% Ending headcount 13,701 13,068 4.8% 2016 2015 % Change $6,373,684 $6,845,978 -6.9% $1,157,550 $1,109,128 4.4% $432,699 $411,020 5.3% $262,053 $243,684 7.5% $1.83 $1.67 9.6% 143,437 146,020 -1.8% 13,401 12,732 5.3% 13,701 13,068 4.8% Six months ended June 30

Transportation Results Q2 2016 Net revenue margin expansion in the second quarter of 2016, compared to 2015 was the result of the following factors: Lower transportation costs, including fuel. Change in mix of services and faster growth in shorter length of haul freight. Increased over 200,000 global shipments in the second quarter of 2016 when compared to the second quarter of 2015. 2016 2015 % Change Total revenues $2,881,496 $3,130,722 -8.0% Total net revenues $556,501 $548,348 1.5% Net revenue margin 19.3% 17.5% 10.3% Three months ended June 30 TRANSPORTATION in thousands TRANSPORTATION NET REVENUE MARGIN PERCENTAGE   2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q1 20.2% 18.2% 22.6% 17.4% 17.2% 16.9% 16.3% 15.3% 16.8% 19.7% Q2 17.9% 15.4% 20.6% 15.8% 16.2% 14.9% 15.4% 16.0% 17.5% 19.3% Q3 18.0% 15.9% 19.8% 16.6% 16.4% 15.6% 15.0% 16.2% 18.4% Q4 17.7% 19.0% 18.3% 17.6% 16.3% 15.8% 15.1% 15.9% 19.0% Year 18.4% 17.0% 20.2% 16.8% 16.5% 15.8% 15.4% 15.9% 17.9% 2016 2015 % Change $5,595,184 $6,077,979 -7.9% $1,090,567 $1,043,493 4.5% 19.5% 17.2% 13.5% Six months ended June 30

North America Truckload Cost and Price Change(1), Transportation Net Revenue Margin Supply and demand affect truckload pricing from quarter to quarter Average YoY price and cost increase is 2% since 2008 (1) Cost and price change exclude the estimated impact of fuel.

Truckload Results Q2 2016 2016 2015 % Change $329,740 $334,546 -1.4% Three months ended June 30 TRUCKLOAD NET REVENUES in thousands North America Truckload Year over year change *Pricing and cost measures exclude the estimated impact of the change in fuel prices Truckload volume growth per business day has accelerated into July to date. Added 4,400 new contracted carriers in the second quarter. Typical seasonal demand drove an increase in truckload purchased transportation costs in June. Quarter Volume 3% Approximate pricing* -7.5% Approximate cost* -8% Net revenue margin 2016 2015 % Change $651,424 $632,926 2.9% Six months ended June 30 YTD 3% -6% -7%

LTL Results Q2 2016 2016 2015 % Change $99,778 $91,524 9.0% Three months ended June 30 LTL NET REVENUES in thousands LTL Year over year change Less than Truckload net revenue growth of 9 percent, primarily driven by volume growth Temperature controlled LTL services achieved approximately 60 percent net revenue growth in the second quarter when compared to the second quarter of 2015. Quarter Volume 7% Pricing Net revenue margin 2016 2015 % Change $191,071 $176,894 8.0% Six months ended June 30 YTD 9%

Intermodal Results Q2 2016 Volume declines occurred in the transactional intermodal business. Intermodal opportunities were negatively impacted by the lower cost truck market. 2016 2015 % Change $9,021 $11,539 -21.8% Three months ended June 30 INTERMODAL NET REVENUES in thousands Year over year change INTERMODAL Quarter Volume -13% Pricing Net revenue margin 2016 2015 % Change $18,285 $22,051 -17.1% Six months ended June 30 YTD -13%

Global Forwarding Results Q2 2016 Ocean, Air and Customs 2016 2015 % Change Ocean $60,068 $59,066 1.7% Air $20,118 $19,596 2.7% Customs $11,605 $10,973 5.8% Three months ended June 30 NET REVENUES in thousands Quarter Volume Pricing Net revenue margin OCEAN Quarter Volume Pricing Net revenue margin AIR Year over year change Year over year change Combined Global Forwarding services net revenues increased 2.4 percent in the second quarter when compared to the second quarter of 2015. Revenue per shipment decreased significantly in both the ocean and air services in the second quarter when compared to the second quarter of last year. Volumes increased in each Global Forwarding service in the second quarter of 2016 when compared to the second quarter of 2015. 2016 2015 % Change Ocean $118,737 $109,256 8.7% Air $38,527 $40,235 -4.2% Customs $22,329 $21,236 5.1% Six months ended June 30 YTD YTD

Other Logistics Services Results Q2 2016 Other Logistics Services net revenues include transportation managed services, warehousing, and small parcel. Managed services net revenues increased approximately 30 percent in the second quarter when compared to second quarter of 2015. Over $3 billion run rate freight under management in 2016. 2016 2015 % Change $26,171 $21,104 24.0% Three months ended June 30 NET REVENUES in thousands 2016 2015 % Change $50,194 $40,895 22.7% Six months ended June 30

Sourcing Results Q2 2016 Sourcing net revenue increase was primarily the result of 3% case volume growth and an increase in net revenue per case. Net revenue margin increased as a result of a change in the mix of services and commodities in the second quarter when compared to the second quarter of 2015. 2016 2015 % Change Total revenues $418,245 $414,366 0.9% Total net revenues $37,714 $35,670 5.7% Net revenue margin 9.0% 8.6% 4.7% Three months ended June 30 SOURCING NET REVENUES in thousands 2016 2015 % Change $778,500 $767,999 1.4% $66,983 $65,635 2.1% 8.6% 8.5% 0.7% Six months ended June 30

in thousands Summarized Income Statement Personnel expense increase was primarily driven by average headcount growth of 5.2 percent and partially offset by lower variable compensation incentives. Selling, general and administrative expenses decreased due to lower provision for bad debt, partially offset by an increases in other areas, including travel expenses. Three months ended June 30 2016 2015 % Change Total revenues $3,299,741 $3,545,088 -6.9% Total net revenues 594,215 584,018 1.7% Personnel expenses 270,251 263,999 2.4% Selling, general & admin 90,217 90,924 -0.8% Total operating expenses 360,468 354,923 1.6% Income from operations $233,747 $229,095 2.0% Percent of net revenue 39.3% 39.2% 0.3% 2016 2015 % Change $6,373,684 $6,845,978 -6.9% 1,157,550 1,109,128 4.4% 547,748 519,143 5.5% 177,103 178,965 -1.0% 724,851 698,108 3.8% $432,699 $411,020 5.3% 37.4% 37.1% 0.9% Six months ended June 30

Three months ended June 30 June 30, 2016 Cash & investments $207,083 Current assets $1,879,102 Total assets $3,349,070 Debt $965,000 Stockholders investment $1,262,840 CASH FLOW DATA BALANCE SHEET DATA Other Financial Information in thousands Strong cash flow quarter Total debt balance $965 million $500 million, 4.28% average coupon $465 million drawn on revolver, 1.46% current rate as of June 30, 2016 Six months ended June 30   2016 2015 % Change   2016 2015 % Change Net cash provided by operating activities $143,111 $150,801 -5.1%   $247,261 $251,196 -1.6%                 Capital expenditures, net $26,151 $12,939 102.1%   $43,976 $19,605 124.3%

Capital Distribution in thousands Capital returned to shareholders during the quarter $63.6 million cash dividend $24.0 million in cash for repurchase activity 286,575 shares Average price $73.28 for shares repurchased Target is to return approximately 90% of net income to shareholders annually.   2011 2012 (a) 2013 2014 2015 Q2 2016 Net income $431,612 $447,007 $415,904 $449,711 $509,699 $143,090 Capital distribution         Cash dividends paid $194,697 $219,313 $220,257 $215,008 $235,615 $63,632 Share repurchases 250,274 255,849 807,449 (b) 176,645 241,231 24,862 Subtotal $444,971 $475,162 $1,027,706 $391,653 $476,846 $88,494 Percent of net income       Cash dividends paid 45% 49% 53% 48% 46% 44% Open market share repurchases 58% 57% 194% 39% 47% 17% Subtotal 103% 106% 247% 87% 93% 61% YTD 2016 $262,053 $127,520 78,381 $205,962 49% 30% 79% 2012 Net Income is adjusted to excluded transaction related gains and expenses. A reconciliation of adjusted results appears in Appendix A. 2012 Dividends exclude the fifth dividend payment made during the year. Includes a $500 million accelerated share repurchase.

Final Comments North America truckload volume growth of approximately 7 percent per business day, July to date. July to date total company net revenue per day has decreased approximately 2 percent when compared to July 2015. Second half comparable is challenging. Focused on profitable growth and continuing to deliver value to customers, carriers and suppliers.

Appendix A: 2012 Summarized Adjusted Income Statement

In thousands, except per share amounts

Twelve months ended December 31, 2012

	2012 Actual	Non-recurring Acquisition Impacts	Non-recurring Divestiture Impacts	Adjusted
Total net revenues	**$1,717,571**			**$1,717,571**
Personnel expenses (1)	766,006	-385	-34,207	731,414
Other operating expenses (2)	276,245	-10,225	-379	265,641
Total operating expenses	**1,042,251**	**-10,610**	**-34,586**	**997,055**
Income from operations	**675,320**	**10,610**	**34,586**	**720,516**
Investment & other income (3)	283,142		-281,551	1,591
Income before taxes	958,462	10,610	-246,965	722,107
Provision for income taxes	364,658	2,745	-92,303	275,100
Net income	**$593,804**	**7,865**	**-$154,662**	**$447,007**
Net income per share (diluted)	3.67			2.76
Weighted average shares (diluted)	161,946	185 (4)	92 (5)	161,669

To assist investors in understanding our financial performance, we supplement the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures to assess our operating performance for the quarter. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of our ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

1) The adjustment to personnel consists of $33 million of incremental vesting expense of our equity awards triggered by the gain on the divestiture of T-Chek. The balance consists of transaction related bonuses.
2) The adjustments to other operating expenses reflect fees paid to third parties for:
   a) Investment banking fees related to the acquisition of Phoenix
   b) External legal and accounting fees related to the acquisitions of Apreo and Phoenix and the divestiture of T-Chek.
3) The adjustment to investment and other income reflects the gain from the divestiture of T-Chek.
4) The adjustment to diluted weighted average shares outstanding relates to the shares of C.H. Robinson stock issued as consideration paid to the sellers in the acquisition of Phoenix.
5) The adjustment to diluted weighted average shares outstanding relates to the additional vesting of performance-based restricted stock as a result of the gain on sale recognized from the divestiture of T-Chek.

©2012 C.H. Robinson Worldwide, Inc. All Rights Reserved.

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